SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYNACOR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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40 La Riviere Drive, Suite 300

Buffalo, NY 14202

April 7, 2017

Dear Stockholder:

I am pleased to invite you to attend Synacor, Inc.’s 2017 Annual Meeting of Stockholders, to be held on Thursday, May 18, 2017 at 11:00 a.m. Eastern Time. This year, to minimize costs and for your convenience, we have opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SYNC2017. Please note that because this year’s Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report on Form 10-K for fiscal year 2016.

Additionally, we continue to take advantage of a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to their stockholders over the Internet rather than in paper form unless otherwise requested. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

Your vote is important. Regardless of whether you expect to attend the Annual Meeting via the live webcast, please vote via telephone or the Internet according to the instructions in the Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), or request a proxy card from us by email at ir@synacor.com and complete, date, sign, and return the proxy card in the envelope provided, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting via the live webcast, you may vote your shares electronically at the Annual Meeting, even though you have previously voted by proxy, if you follow the instructions in the Proxy Statement.

On behalf of our Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Himesh Bhise
HIMESH BHISE

President and Chief Executive Officer

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

T 716.853.1362 F 716.332.0081

http://www.synacor.com

YOUR VOTE IS EXTREMELY IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@synacor.com and complete, date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Synacor, Inc., a Delaware corporation (the “Company”). The meeting will be held exclusively via live webcast on Thursday, May 18, 2017 at 11:00 a.m. Eastern Time. The Annual Meeting will only be accessible at www.virtualshareholdermeeting.com/SYNC2017. Accordingly, you will be able to attend the Annual Meeting, vote your shares electronically and submit your questions all via the live webcast.

To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at www.virtualshareholdermeeting.com/SYNC2017. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because this year’s Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

1. To elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2020 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3. To approve the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan to, among other things, allow future performance-based awards to qualify under Internal Revenue Code Section 162(m).

4. To transact any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2017 Annual Meeting is March 20, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Regardless of whether you plan to attend the Annual Meeting via the live webcast, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@synacor.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure that you are represented at the Annual Meeting even if you cannot attend the live webcast. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@synacor.com. Even if you have voted by proxy, you may still vote at the Annual Meeting, and if you do so, your vote will revoke any proxy previously submitted.

By Order of the Board of Directors

/s/ William J. Stuart
WILLIAM J. STUART Chief Financial Officer and Corporate Secretary

Buffalo, New York

April 7, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2017.

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

SYNACOR, INC.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Via Live Webcast On Thursday, May 18, 2017 at 11:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Synacor, Inc. (sometimes referred to as “we,” the “Company” or “Synacor”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). This year, to minimize costs and for your convenience, we have opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SYNC2017. Please note that because this year’s Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

You are invited to attend the Annual Meeting via the live webcast to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting via the live webcast to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@synacor.com , and complete, date, sign and return the proxy card in the envelope provided.

We intend to commence mailing to all stockholders of record entitled to vote at the Annual Meeting either the Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set paper copy of this Proxy Statement together with our Annual Report on Form 10-K on or about April 7, 2017. Additionally, we intend to post our Annual Report on Form 10-K, this Proxy Statement and the accompanying proxy card on the Internet at http://investor.synacor.com and www.proxyvote.com on or about April 7, 2017.

How do I attend the Annual Meeting via live webcast?

This year, to minimize costs and for your convenience, we have opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SYNC2017. To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at www.virtualshareholdermeeting.com/SYNC2017. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because this year’s Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set paper copy of this Proxy Statement and Fiscal Year 2016 Annual Report on Form 10-K?

We continue to take advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction card.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 20, 2017 will be entitled to vote at the Annual Meeting. On the record date, there were 31,817,800 shares of our common stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 20, 2017 at the Annual Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at www.virtualshareholdermeeting.com/SYNC2017.

Stockholder of Record: Shares Registered in Your Name

If on March 20, 2017 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or you may vote by proxy. Regardless of whether you plan to attend the Annual Meeting via the live webcast, we urge you to vote by proxy via telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@synacor.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted. Even if you have voted by proxy, you may still vote at the Annual Meeting, and if you do so, your vote will revoke any proxy previously submitted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 20, 2017 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. If you wish to vote electronically at the Annual Meeting, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or nominee) authorizing you to vote at the Annual Meeting. Since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other custodian.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal No. 1: Election of the two (2) members of our Board of Directors identified in Proposal No. 1 to serve as Class III directors until our 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	Proposal No. 3: Approval of the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan to, among other things, allow future performance-based awards to qualify under Internal Revenue Code Section 162(m).

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to our Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy “FOR” the election of any persons in addition to the two named nominees. For Proposals 2 and 3, you may vote “FOR” or “Against” the proposal or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote electronically at the Annual Meeting. Regardless of whether you plan to attend the meeting via the live webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via the live webcast and vote at such time even if you have already voted by proxy.

•	To vote using a proxy card, request a proxy card from us by email at ir@synacor.com , and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on the proxy card or the Notice.

•	To vote by telephone, please follow the instructions provided on the proxy card or the Notice.

•	To vote at the Annual Meeting, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at www.virtualshareholdermeeting.com/SYNC2017. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.

•	Because this year’s Annual Meeting is being held only via live webcast, you will not be able to attend the Annual Meeting (or vote your shares) in person.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?—Beneficial Owner: Shares Registered in the Name of a Broker or Bank ” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 20, 2017.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each of the two nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm and “FOR” approval of the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials and the Notice, our directors, executive officers, employees and agents may also solicit proxies in person, by telephone or by other means of communication. Directors, executive officers and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date via the Internet or by telephone as set forth on the Notice.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

•	You may attend the Annual Meeting via the live webcast and vote electronically. Simply attending the meeting via the live webcast will not, by itself, revoke your proxy. To vote at the Annual Meeting, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at www.virtualshareholdermeeting.com/SYNC2017. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•	If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, you may vote your shares electronically. To do so, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or nominee) authorizing you to vote at the Annual Meeting, and then attend the Annual Meeting via the live webcast.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal 1, the inspector of election will count “FOR” votes. Abstentions and broker non-votes will not affect the outcome of Proposal 1.

With respect to Proposals 2 and 3, the inspector of election will count separately “FOR” , “Against” and “Abstain” votes and broker non-votes. For purposes of Proposals 2 and 3, “Abstain” votes will be counted towards the vote total for such proposal, and will have the same effect as “Against” votes. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on Proposals 2 and 3.

See “How many votes are needed to approve each proposal” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote?”

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.

Proposal No. 3. Approval of the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.

What are the Board’s voting recommendations?

•	Proposal No. 1: “FOR” each of the nominees to our Board of Directors.

•	Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	Proposal No. 3: “FOR” approval of the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 31,817,800 shares of Common Stock outstanding and entitled to vote. Thus, 15,908,901 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2018 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2018 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 8, 2017, or one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first commenced mailing our proxy materials and Notices in connection with this year’s Annual Meeting.

How can stockholders submit proposals to be raised at the 2018 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2018 Annual Meeting of Stockholders?

To be raised at the 2018 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors to our Board, that the stockholder wishes to raise at the 2018 annual meeting of stockholders. Except as provided below, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. Since we commenced mailing proxy materials for the 2017 Annual Meeting of Stockholders on April 7, 2017, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no earlier than January 22, 2018 and no later than February 21, 2018, in order to be raised at our 2018 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Corporate Governance and Nominating Committee.”

What if the date of the 2018 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2018 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, for stockholder proposals that will not be included in our Proxy Statement, notice of such proposal must be received no later than the close of business on the later of (i) the 90th day prior to the 2018 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the meeting is first made.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate to our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our website at http://www.synacor.com in the Investor Relations section.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. We currently have authorized seven directors. The class of directors standing for election at the Annual Meeting currently consists of two directors. Two directors will be elected at the Annual Meeting to serve until our 2020 annual meeting of stockholders or until their successors are duly elected and qualified. The directors being nominated for election to our Board of Directors (each, a “Nominee”), their ages as of March 20, 2017, their positions and offices held and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, each Nominee has consented to being named in this proxy statement and to serving as a director if elected. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than two individuals. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?”. There are no family relationships among any of our directors or executive officers.

Information Regarding the Nominees

Name	Age	Positions and Offices Held
Gary Ginsberg	54	Director
Scott Murphy	47	Director

Gary L. Ginsberg has been a member of our Board of Directors since December 2011. Mr. Ginsberg has been the Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. since February 2010. From 1999 through late 2009, Mr. Ginsberg served as the Executive Vice President in various capacities at News Corporation. Mr. Ginsberg has also been a managing director at the strategic consulting firm Clark & Weinstock, a senior editor and counsel at George, the magazine, a former Assistant Counsel to President Clinton, and an attorney with Simpson Thacher & Bartlett LLP. Mr. Ginsberg holds an A.B. from Brown University and a J.D. from Columbia University School of Law. Mr. Ginsberg is a member of the boards of directors of the Newseum and New Visions for Public Schools, and also Townsquare Media, Inc., where he serves on the audit committee, the compensation committee and the corporate governance and nominating committee. Additionally, Mr. Ginsberg is a member of the Council on Foreign Relations and is an adjunct professor at Columbia Business School. We believe Mr. Ginsberg’s significant and high-level experience in the media industry enables him to bring valuable operational and management experience to our Board and provides our Board with a unique insight into potential partnerships with companies in the media industry.

Scott Murphy rejoined our Board of Directors in October 2014 after having previously served on our Board of Directors from October 2004 until April 2009, when he won a special election to serve as U.S. Representative of New York’s 20th congressional district. After completing his congressional service in 2011, Mr. Murphy rejoined Advantage Capital Partners in 2012 as a managing director and chief investment officer. Mr. Murphy previously worked at Advantage Capital from 2001 to 2009, overseeing the firm’s New York portfolio. Prior to his first tenure at Advantage Capital, Mr. Murphy co-founded three high-tech companies, including a game company that brought fantasy football and baseball to the Internet. Mr. Murphy also founded an online auction company that was sold to eBay, Inc. and a website-building company that was sold to iXL Enterprises Inc. Mr. Murphy received his A.B. in Social Studies from Harvard University. We believe Mr. Murphy’s experience in investing, in entrepreneurship and in public service, along with his expertise in shareholder rights and corporate governance, enables him to bring unique insight, operational experience and financial experience to our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Information Regarding Other Directors Continuing in Office

Set forth below is information regarding each of our continuing directors, including his age as of March 20, 2017, the period during which he has served as a director, and certain information as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Class I Directors—Term Ending in 2018

Himesh Bhise, age 49, has been a member of our Board of Directors and our President and Chief Executive Officer since August 2014. From June 2012 until he joined Synacor, Mr. Bhise served as the Vice President of New Services & Platforms of the Comcast Cable unit of Comcast Corporation where he was responsible for incubating, launching and operating video, Internet and advertising growth businesses. From July 2010 to June 2012, Mr. Bhise was Managing Director at Activate, Inc., a strategy and technology consulting firm where he specialized in product development, marketing and partnering strategies to jumpstart growth. From June 2009 to June 2010, Mr. Bhise led products and growth strategy at Gerson Lehrman Group, Inc. From September 2005 to January 2009, Mr. Bhise was Vice President and general manager of the High Speed Internet business at Charter Communications, responsible for broadband, portal and multi-platform services. Before that, Mr. Bhise served as Vice President and General Manager of AOL Inc.’s mobile division from June 2003 to August 2005, and from 1996 to 2003 worked at McKinsey & Company in its telecom, mergers and acquisitions and marketing practices. Mr. Bhise received his M.B.A. from the Wharton School of the University of Pennsylvania. We believe it is appropriate and desirable for our Chief Executive Officer to serve on our Board, as it provides our Board with useful insights with respect to management and operations. Additionally, Mr. Bhise brings to our Board extensive experience as an operating executive in the broadband, multiscreen and mobile industries.

Andrew Kau, age 55, has been a member of our Board of Directors since December 2000. Prior to that period, Mr. Kau served as a director of MyPersonal.com, Inc., one of our predecessor companies, from September 1999 until its acquisition by Chek, Inc. to form Synacor. Mr. Kau has been a managing director at Walden International since 1994. From 1992 to 1994, Mr. Kau was President of Chemical Technologies Ventures. Mr. Kau was a management consultant at Strategic Planning Associates, LLC from 1991 to 1992 and at Booz, Allen and Hamilton Inc. from 1985 to 1987. From 1983 to 1985, Mr. Kau was a research scientist at Systems Planning Corporation. Mr. Kau holds a Sc.B. in Electrical Engineering from Brown University and an M.B.A. from the University of Virginia. We believe Mr. Kau’s lengthy experience as a venture capital investor enables him to bring significant technology knowledge to our Board, as well as relationships with key industry contacts and potential strategic partners. Additionally, Mr. Kau’s lengthy history on our Board enables him to provide essential leadership to our Board on corporate governance and operational matters.

Jordan Levy, age 61, has been a member of our Board of Directors since October 2001 and has served as Chairman of the Board since October 2007. Mr. Levy currently serves as a managing partner at SBNY (Softbank Capital NY) and also as managing partner of Seed Capital Partners, an early stage venture capital fund he co-founded in late 1999. SBNY is a venture capital firm specializing in mobile, social media, eCommerce and digital media investments in early stage technology companies. In addition, Mr. Levy serves as co-managing partner of Z80 Labs, an accelerator fund created to help kick-start the start-up ecosystem. Prior to co-founding Seed Capital Partners, Mr. Levy was co-founder of ClientLogic and was President, co-CEO and co-Chair of its predecessor companies SOFTBANK Services Group and Upgrade Corporation of America (now SITEL Worldwide). Mr. Levy also co-founded QSR Brands, a franchisee of Subway Restaurants in upstate New York. Mr. Levy previously served as Senior Vice President of Software Etc (now GameStop GME:NASDAQ), a chain of 270 computer and video game stores throughout the United States, and as Executive Vice President of Software Distribution Services (now known as Ingram Micro IM:NASDAQ). Mr. Levy currently serves on (i) the boards of directors of several privately-held technology companies, (ii) the Upstate New York Regional Advisory Board of the Federal Reserve Bank of New York, (iii) the Mount Sinai Medical Center Foundation Executive Committee in Miami, Florida, and (iv) the board of directors and as Chair Emeritus of 43North, the largest business plan competition in the United States. In addition to his business activities, Mr. Levy is the former chairman of the Erie Canal Harbor Development Corporation, the state agency responsible for the redevelopment of Buffalo’s vast historic waterfront, which he led for almost five years. He is also on the advisory board for NYC Seed and the New Stadium Committee for the Buffalo Bills. Mr. Levy holds a B.A. in Political Science from the State University of New York at Buffalo. We believe Mr. Levy’s service on the boards of directors of other public companies and his lengthy history on our Board give him a strong understanding of his role as a member of our Board and enables him to provide essential strategic and corporate governance leadership to our Board. Additionally, Mr. Levy’s experience as a venture capital investor, including at the seed stage, enables him to bring to our Board significant technology experience and insights in evaluating new businesses and products.

Class II Directors—Term Ending in 2019

Marwan Fawaz, age 54, has been a member of our Board of Directors since December 2011. Mr. Fawaz serves as the CEO of Nest, a division of Alphabet Inc. Mr. Fawaz joined Nest in June 2016. Prior to that he was the principal of Fawaz Consulting Services, and from June 2012 to May 2013, Mr. Fawaz served as Executive Vice President of Motorola Mobility LLC with responsibility for the Motorola Home Division. Prior to joining Motorola, Mr. Fawaz was a founder and partner at Sarepta Advisors, a technology consulting company based in Denver. From August 2006 through March 2011, Mr. Fawaz was an Executive Vice President and Chief Technology Officer at Charter Communications, where he served as an executive officer during the pendency of its Chapter 11 cases in 2009. From March 2003 until July 2006, Mr. Fawaz served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation, or Adelphia. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002. From April 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter Communications from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for

Infinity Broadband. He served as Vice President—Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz currently serves on the board of directors of CSG Systems International, Inc. (CSGS:NASDAQ) where he serves on the nominating and governance committee. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in telecom engineering from California State University—Long Beach. We believe Mr. Fawaz’s significant experience as an executive at broadband service providers enables him to bring a valuable customer perspective to our Board and provides our Board with insight into how prospective and existing customers value our product offering.

Michael J. Montgomery, age 62, has been a member of our Board of Directors since December 2011. Mr. Montgomery advises and invests in companies through his consulting firm, Montgomery Advisory LLC. Mr. Montgomery is also a lecturer at the UCLA Anderson School of Management, where he teaches a course focusing on the impact of technology on media. Mr. Montgomery served as president of Montgomery & Co., a media and technology investment banking firm, through June of 2013. Prior to joining the predecessor company to Montgomery & Co. in 1999, Mr. Montgomery was the chief executive officer at Sega GameWorks, a joint venture between Sega, Universal Studios and DreamWorks Studios. Before that, Mr. Montgomery was a senior executive at DreamWorks Studios from 1995 until 1997. Before joining DreamWorks Studios, Mr. Montgomery spent approximately eight years with The Walt Disney Company and its affiliates, where he held a number of senior positions including managing director and chief financial officer of EuroDisney and treasurer of The Walt Disney Company. He has previously served on the boards of directors of Corus Pharma and Pathogenesis, a public pharmaceutical company that was acquired by Chiron Corporation in 2000. Mr. Montgomery received his M.B.A. from the Amos Tuck School at Dartmouth College, where he also received a B.A. degree as Rufus Choate Scholar with magna cum laude honors. Mr. Montgomery was recently a board member of and chair of the audit committee for DreamWorks Animation (DWA:NASDAQ), sold in August 2016 to NBCUniversal, a division of Comcast Corporation. We believe that Mr. Montgomery’s experience overseeing a media and technology investment banking business gives him a unique and valuable insight regarding the Internet and other emerging media businesses. Additionally, we believe Mr. Montgomery’s prior operational and financial experience is valuable to our Board and his experience serving as the Chair of DreamWorks Animation’s audit committee is, likewise, valuable to the Audit Committee.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board of Directors is currently composed of seven members. Messrs. Fawaz, Ginsberg, Kau, Levy, Montgomery and Murphy qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. The directors hold office until their successors have been duly elected and qualified or their earlier death, resignation, retirement, disqualification or other removal.

Board Leadership Structure

We currently have separate individuals serving as Chairman of the Board of Directors and as our principal executive officer. Mr. Levy has served as Chairman of the Board of Directors since October 2007 and Mr. Bhise has served as our President and Chief Executive Officer since August 2014. Under our Corporate Governance Guidelines the positions of Chairman and Chief Executive Officer should be separate, and the Chairman should be selected from the non-employee directors. Separating the positions of Chief Executive Officer and Chairman of the Board of Directors allows our President and Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead our Board in its fundamental role of providing independent advice to and oversight of management. Our Board believes that having an independent director serve as Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Because we have separate individuals serving as Chairman of the Board of Directors and as our principal executive officer, we do not have a lead independent director; the responsibilities of a lead independent director are discharged by the Chairman of the Board of Directors.

Risk Oversight Management

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management. The Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to our compensation programs. The oversight roles of our Board, Compensation Committee and Audit Committee are supported by management reporting processes that are designed to provide visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and its Committees

Our independent directors periodically meet in executive sessions at which only independent directors are present. Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee. The following table provides membership information for each of the committees:

Name	Audit	Compensation	Corporate Governance and Nominating	Strategy
Himesh Bhise				X
Marwan Fawaz	X			X
Gary L. Ginsberg		*X
Andrew Kau		X	X
Jordan Levy		X	*X
Michael J. Montgomery	*X		X	*X
Scott Murphy	X			X

Note:

*	Denotes committee chair.

Below is a description of each committee of our Board of Directors. Our Board of Directors has determined that each member of each of the Audit, Compensation and Corporate Governance and Nominating Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Synacor. Each committee of our Board of Directors has a written charter approved by our Board of Directors. Copies of each charter are posted on our website at http://www.synacor.com in the Investor Relations section.

Audit Committee

The Audit Committee of our Board of Directors, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, the Audit Committee is responsible for reviewing our disclosure controls and procedures and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee has oversight for our code of business conduct and is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, federal securities laws (including any rules or regulations thereunder), the disclosures we are required to make to our stockholders as a public company and any other securities matters related to our code of business conduct, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or securities laws matters. In addition, the Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. The Audit Committee also is responsible for reviewing and approving all related party transactions in accordance with our related party transactions approval policy.

The current members of the Audit Committee are Messrs. Fawaz, Montgomery and Murphy, each of whom is independent for audit committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Montgomery currently chairs the Audit Committee. The Audit Committee met five times during the fiscal year ended December 31, 2016.

Our Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Mr. Montgomery any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee and our Board of Directors.

Compensation Committee

The purpose of the Compensation Committee of our Board of Directors is to assist our Board of Directors with certain responsibilities relating to executive compensation policies and programs. Among other things, specific responsibilities of the Compensation Committee include evaluating the performance, and determining the compensation, of our Chief Executive Officer. In consultation with our Chief Executive Officer, it also determines the compensation of our other executive officers. In addition, the Compensation Committee administers our equity compensation plans and has the authority to grant equity awards and approve modifications of such awards under our equity compensation plans, subject to the terms and conditions of any equity award policy adopted by our Board of Directors. The Compensation Committee also oversees the review process related to, and steps taken to mitigate, material risk associated with our compensation practices, oversees the process and reviews the results of any compensation-related matter presented for a stockholder vote, and reviews and approves various other compensation policies and matters.

The current members of the Compensation Committee are Messrs. Ginsberg, Kau and Levy. Mr. Ginsberg currently chairs the Compensation Committee. Each of Messrs. Ginsberg, Kau and Levy is an “independent director” under the applicable rules and regulations of Nasdaq, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met nine times during the fiscal year ended December 31, 2016.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Frederic W. Cook & Co. as its independent compensation consultant. The consultant provides the committee with data about the compensation paid by a peer group of companies and other companies that may compete with us for executives, and develops recommendations for structuring our compensation programs. The consultant is engaged solely by the Compensation Committee and does not provide any services directly to us or our management.

The Compensation Committee has assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, Messrs. Ginsberg, Kau and Levy each served on the Compensation Committee of our Board of Directors. None of these individuals is currently or has been at any time one of our officers or employees. None of our executive officers has ever served as a member of the board of directors or compensation committee (or committee serving a similar function) of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board of Directors, and evaluates the performance of our Board of Directors and individual directors. The Corporate Governance and Nominating Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board of Directors concerning corporate governance matters.

The current members of the Corporate Governance and Nominating Committee are Messrs. Kau, Levy and Montgomery, each of whom is independent under the listing standards of Nasdaq. Mr. Levy currently chairs the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met twice during the fiscal year ended December 31, 2016.

The Corporate Governance and Nominating Committee believes that members of our Board of Directors should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Corporate Governance and Nominating Committee also considers such other guidelines and various and relevant career experience, relevant skills, such as an understanding of the telecommunications and high-speed Internet provider industries, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors the Corporate Governance and Nominating Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board of Directors that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide us and our strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of our Board of Directors. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee also reviews such directors’ overall performance during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or the Corporate Governance and Nominating Committee for consideration. If a stockholder wishes to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee, pursuant to our Corporate Governance Guidelines, the stockholder recommendation should be delivered to our Corporate Secretary at our principal executive offices, and should include:

•	To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to our Board of Directors;

•	The director candidate’s written consent to (A) if selected, be named in our proxy statement and proxy materials and (B) if elected, serve on our Board of Directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Strategy Committee

The Strategy Committee of our Board of Directors provides input to our management in their development of our long-term corporate strategy. Among other things, specific responsibilities of the Strategy Committee include the evaluation of external developments and factors, including changes in our industry, competition and technology that impact our strategy, and the review of potential material mergers and acquisitions, combinations, joint ventures, divestitures and investments.

The current members of the Strategy Committee are Messrs. Bhise, Fawaz, Montgomery and Murphy. The Strategy Committee met once during the fiscal year ended December 31, 2016.

Meetings of the Board of Directors

Our Board of Directors met eight times during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, each director then in office attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct. The code of business conduct applies to all of our employees, officers and directors. The full text of our code of business conduct is posted on our website at http://www.synacor.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of these provisions, at the same location on our website identified above and also in public filings.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o Corporate Secretary

Synacor, Inc.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

Each such communication should set forth (i) the name and address of such stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of our Board of Directors as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of our Board of Directors and Synacor.

Attendance at Annual Meeting of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Directors are encouraged, but not required, to attend the annual meeting of stockholders. Messrs. Fawaz and Bhise attended our 2016 Annual Meeting of Stockholders in person.

Compensation of Directors

The compensation of our non-employee directors consists of an annual cash retainer (paid quarterly) and stock option grants (in addition to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings).

Under the cash compensation portion of our non-employee director compensation program, all non-employee directors are paid an annual cash retainer of $35,000 for service on our Board. Additional annual cash retainer amounts are paid as follows:

•	Non-employee chairman of the Board: $35,000;

•	Audit committee member: $7,500;

•	Audit committee chair: $15,000;

•	Compensation committee member: $6,500;

•	Compensation committee chair: $12,500;

•	Nominating and corporate governance committee member: $3,500;

•	Nominating and corporate governance committee chair: $7,500;

•	Strategy committee member: $7,000; and

•	Strategy committee chair: $14,000.

Under the equity compensation portion of our non-employee director compensation program, newly-elected non-employee directors receive an initial stock option grant of up to 50,000 shares, to be granted at the first Board meeting occurring on or following such director’s initial election to our Board of Directors. Each non-employee director who is re-elected to our Board receives a stock option grant of up to 30,000 shares, to be granted at the first Board meeting occurring on or following such director’s re-election to our Board of Directors, and an annual stock option grant of up to 15,000 shares granted at the time of our annual stockholders’ meeting in each of the following two years if he or she continues to serve on our Board of Directors. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of our change of control or the director’s death, disability or retirement at or after age 65, any unvested option shares will fully vest.

The following table sets forth the total compensation earned by each person who served as a director during the fiscal year ended December 31, 2016, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)		Total ($)
Jordan Levy	84,000	22,231	(5)	106,231
Marwan Fawaz	45,486	44,436	(4)	89,922
Gary L. Ginsberg	47,500	22,231	(5)	69,731
Andrew Kau	45,000	22,231	(5)	67,231
Michael J. Montgomery	59,473	44,436	(4)	103,909
Scott Murphy	45,486	22,231	(5)	67,717

Notes:

(1)	The fees earned or paid in cash to our directors in fiscal year 2016 are based on the compensation policy set forth above.
(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 22, 2017 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(3)	As of December 31, 2016, the above-listed directors held outstanding options to purchase the following number of shares of our common stock: Jordan Levy (177,500), Marwan Fawaz (145,000), Gary L. Ginsberg (130,000), Andrew Kau (130,000), Michael J. Montgomery (145,000), and Scott Murphy (80,000).
(4)	Reflects an option to purchase 30,000 shares of our common stock granted to the director on May 20, 2016, at an exercise price of $2.96 per share. The option vests over four years of service beginning on June 1, 2016, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.
(5)	Reflects an option to purchase 15,000 shares of our common stock granted to the director on May 20, 2016, at an exercise price of $2.96 per share. The option vests over four years of service beginning on June 1, 2016, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since fiscal year 2006. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?”.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees we paid to Deloitte & Touche LLP, our independent registered public accounting firm, for professional services provided during our fiscal years ended December 31, 2016 and December 31, 2015:

	Fiscal 2016	Fiscal 2015
	(In thousands)
Audit fees (1)	$415	$362
Audit-related fees (2)	15	—
Tax fees	—	—
All other fees (3)	—	195

Total fees	$430	$557

Notes:

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by Deloitte &Touche LLP in connection with regulatory filings or engagements.
(2)	Audit-related fees relate to assurance and related services that are reasonably related to the audit or review of our financial statements.
(3)	Fees incurred in connection with the acquisitions of NimbleTV and Zimbra.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Deloitte & Touche LLP or on an individual case-by-case basis before Deloitte & Touche LLP is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SYNACOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2017.

Audit Committee Report

The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Montgomery is an audit committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing its financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of its financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management its audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Form 10-K”).

The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP the audited financial statements in the Form 10-K and the audit results. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AS 1301, Communication with Audit Committees. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. In addition, we received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed Deloitte & Touche LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Form 10-K and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Marwan Fawaz
Michael J. Montgomery
Scott Murphy

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SYNACOR, INC. 2012 EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, ALLOW FUTURE PERFORMANCE-BASED AWARDS TO QUALIFY UNDER INTERNAL REVENUE CODE SECTION 162(m)

On April 2, 2017, our Board of Directors adopted an amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan (the “Amended and Restated 2012 Equity Incentive Plan” or the “Restated Plan”), subject to the approval of our stockholders at the Annual Meeting. We are asking our stockholders to approve the material terms of the Restated Plan so that we may preserve our ability to maximize the tax deductibility of certain performance-based compensation. Our Board of Directors believes that such approval is in our stockholders’ best interests because it ensures that we have the flexibility to deduct incentive compensation, providing us with an opportunity to minimize our corporate income taxes and control our costs. In addition, the Restated Plan eliminates the authority of the Compensation Committee (as administrator of the Restated Plan) and our Board of Directors to reprice outstanding options or stock appreciation rights without the approval of our stockholders. The Restated Plan will continue in effect for ten years from the date on which it is approved by our stockholders, unless our Board of Directors decides to terminate the Restated Plan earlier. Lastly, the Restated Plan amends the “evergreen” provision so that the number of shares reserved for issuance under the Restated Plan will be increased automatically as of the first business day of each year by a number equal to 4% of the shares of common stock outstanding at that time (or a smaller number as determined by the Board) without being capped at a maximum of 1,250,000 shares.

Under the federal tax laws, a publicly-held company such as Synacor will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. An exception to this loss deduction rule is available for compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”). Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan, certain terms of which have been approved by the company’s stockholders. These material terms include: the employees that are eligible to receive performance-based awards, the performance criteria on which a performance goal is based, and the maximum number of shares issuable or the amount of cash payable under a performance-based award during a specified period. In addition, Section 162(m) requires stockholders to reapprove the material terms of the performance goals that may be used for payment of performance-based compensation every five years after initial stockholder approval if the plan authorizes the compensation committee to select the appropriate target levels of performance to be achieved in connection with performance-based awards. See also “Section 162(m) Considerations” below for additional details about these federal tax laws.

Approval of this Proposal 3 will constitute approval of the list of performance goals, annual share limitations, and other material terms of the Restated Plan for the purposes of Section 162(m), and the Restated Plan will become effective as of the date on which such approval is obtained. To the extent we grant future cash and equity-based awards under the Restated Plan to persons subject to Section 162(m), the compensation paid under these awards will not be subject to the corporate tax deduction limits of Section 162(m). If our stockholders do not approve this Proposal 3, the Restated Plan will not become effective, our Compensation Committee will retain the authority to reprice outstanding options and stock appreciation rights, and the Synacor, Inc. 2012 Equity Incentive Plan (the “Current Plan”) will continue in effect for ten years from the date of its adoption by our Board of Directors, or until January 26, 2022. Further, we will not be able to offer or pay to our executive officers cash and equity-based awards that qualify as performance-based compensation for purposes of Section 162(m) under the Current Plan. Irrespective of whether or not our stockholders approve this Proposal 3, we reserve the right to grant and pay cash and equity awards that are not intended to qualify as performance-based compensation under Section 162(m) to our officers and other key employees, should our Compensation Committee determine in its discretion that it is appropriate to do so. Any such other awards will not be a substitute for payments under the Restated Plan if our stockholders do not approve this Proposal 3, or, having received stockholder approval, if the performance goals applicable to the Restated Plan award are not achieved.

The Amended and Restated 2012 Equity Incentive Plan

The material terms of the proposed Amended and Restated 2012 Equity Incentive Plan (referred to in this section as the “Restated Plan” or the “Plan”) are summarized below. The following summary is not intended to be a complete description of all of the terms of the Plan, and, accordingly, is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix A to this Proxy Statement.

Share Reserve. We initially reserved 6,716,467 shares of our common stock for issuance under the Plan (which is the number of shares reserved for issuance under the Current Plan as of April 2, 2017). The number of shares reserved for issuance under the Plan is increased automatically as of the first business day of each fiscal year by a number equal to the lesser of:

•	4% of the shares of common stock outstanding at that time, and

•	the number of shares determined by our Board of Directors.

In general, to the extent that awards under the Plan are forfeited or lapse without the issuance of shares, those shares will again become available for awards. If shares issued upon the exercise of options are reacquired pursuant to a forfeiture provision, repurchase right or for any other reason prior to the vesting of such shares, those shares will again become available for awards. Shares applied to pay the exercise price of options or to satisfy tax withholding obligations related to any award will again become available for issuance. If an award is settled, only the number of shares actually issued will reduce the number of shares available for issuance. To the extent an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance.

All share numbers described in this summary of the Plan (including exercise prices for options and stock appreciation rights) are automatically adjusted in the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in common stock or a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of shares of common stock.

Administration. The Compensation Committee will administer the Plan. The Compensation Committee will have the complete discretion to make all decisions relating to the Plan and outstanding awards. However, as noted above, if the Restated Plan is approved, the Compensation Committee (as administrator of the Restated Plan) will no longer have authority to reprice outstanding options or stock appreciation rights without the approval of our stockholders.

Eligibility. Employees, members of our Board of Directors who are not employees, and consultants are eligible to participate in the Plan.

Types of Award. The Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	stock appreciation rights;

•	restricted shares of our common stock;

•	stock units; and

•	performance cash awards.

Options and Stock Appreciation Rights. The exercise price for options granted under the Plan may not be less than 100% of the fair market value of our common stock on the option grant date. An optionee may pay the exercise price by using:

•	cash or cash equivalents;

•	shares of common stock that the optionee already owns;

•	an immediate sale of the option shares through a broker approved by us;

•	a full-recourse promissory note, on terms approved by the Compensation Committee;

•	withholding of option shares; or

•	any other form or method consistent with applicable laws, regulations and rules.

All forms of payment other than cash require the consent of the Compensation Committee.

A participant who exercises a stock appreciation right receives the increase in value of our common stock over the exercise price. The exercise price for stock appreciation rights may not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of common stock, or a combination of both at the discretion of the Compensation Committee. Options and stock appreciation rights vest at the time or times determined by the Compensation Committee. Options and stock appreciation rights also expire at the time determined by the Compensation Committee. They generally expire earlier if the participant’s service terminates earlier. No participant may receive options or stock appreciation rights under the Plan covering more than 1,000,000 shares in any calendar year.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay for their awards in cash. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of certain performance-based milestones, or a combination of both, as determined by the Compensation Committee. No participant may receive restricted shares or stock units with performance-based vesting covering more than 1,000,000 shares or stock units in any calendar year. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination of both.

Performance Cash Awards. The Compensation Committee may grant awards of cash to participants, which awards are subject to the achievement of performance goals to be determined by the Compensation Committee. No participant may receive more than $5 million in cash awards under the Plan in any calendar year.

Change of Control. The Compensation Committee may determine, at the time of grant or thereafter, that options or stock appreciation rights granted under the Plan will continue following the change of control, be assumed or substituted for by the surviving entity or be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to the option or stock appreciation right (whether or not vested) and the exercise price of the option or stock appreciation right. The Compensation Committee may determine, at the time of grant or thereafter, that restricted shares or stock units granted under the Plan will continue following the change of control, be assumed or substituted for by the surviving entity or accelerate and, in the case of stock units, be cancelled in exchange for a payment equal to the fair market value of such stock unit. Awards may also be subject to accelerated vesting or exercisability in the event of a reorganization, as described below.

A change of control includes:

•	a merger or consolidation after which our stockholders own less than 50% of the surviving corporation or its parent;

•	a sale, transfer or other disposition of all or substantially all of our assets;

•	a proxy contest that results in the replacement of more than 50% of our directors over a 24-month period; or

•	an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Synacor (such as a holding company owned by our stockholders or a trustee or other fiduciary holding securities under an employee benefit plan of ours or of our parent or of a subsidiary of ours).

Reorganizations. If we experience a merger or consolidation, awards granted under the Plan will be subject to the merger or consolidation agreement, which may provide that the awards are continued, assumed, substituted with awards that have substantially the same terms, become fully exercisable with respect to options and stock appreciation rights and fully vested with respect to shares underlying such options and stock appreciation rights; or cancellation of outstanding options, stock appreciation rights and stock units in exchange for a cash payment (which payment may be deferred until the options, stock appreciation rights or stock units would have become exercisable or common shares underlying them would have become vested).

Amendments or Termination. Our Board of Directors may amend or terminate the Plan at any time. If our Board of Directors amends the Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law, regulation or rule. The Plan will continue in effect for ten years from the date it is approved by our stockholders, unless our Board of Directors decides to terminate the Plan earlier.

Performance Goals

The Plan specifies performance goals that the Compensation Committee may include in awards that are intended to qualify as performance-based compensation under Section 162(m). These performance goal criteria shall be limited to one or more of the following:

• Earnings (before or after taxes)	• Sales or revenue (using a measure that complies with Code Section 162(m))

• Earnings per share	• Expense or cost reduction

• Earnings before interest, taxes and depreciation	• Working capital

• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)

• Total stockholder return	• Market share

• Return on equity or average stockholders’ equity	• Cash flow

• Return on assets, investment or capital employed	• Operating cash flow

• Operating income	• Cash flow per share

• Gross margin	• Share price

• Operating margin	• Debt reduction

• Net operating income	• Customer satisfaction

• Net operating income after tax	• Stockholders’ equity

• Return on operating revenue	• Contract awards or backlog

• Net profits	• Profit returns and margins

•      To the extent that an Award is not intended to comply with Section 162(m), other measures of performance selected by the administrator of the Plan, including any other corporate, strategic and/or individual performance goals.

Section 162(m) Considerations

Section 162(m) generally disallows an income tax deduction to public companies for compensation in excess of $1 million paid to certain of a company’s employees (generally the chief executive officer and three other highest compensated executive officers (other than the chief financial officer)).

Stock options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period.

Qualified performance-based compensation is also exempt from this limitation. Various other rules with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards must be followed for these awards to be fully deductible under Section 162(m).

The Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, restricted stock, and RSU awards in order to comply with the Section 162(m) requirements. As described above, the Plan permits the grant of performance awards based on several different performance criteria, although the Compensation Committee reserves the right to grant awards under the Plan that do not qualify as performance-based compensation. If our stockholders approve the Restated Plan, we will have greater flexibility to choose to seek a full income tax deduction for certain awards granted under the Restated Plan. However, if our stockholders to not approve the Restated Plan, we may be unable to seek a full income tax deduction for certain awards under the Restated Plan.

Securities Authorized for Issuance

See “Securities Authorized for Issuance Under Equity Compensation Plans” below for a table setting forth information with respect to shares that may be issued under our existing equity compensation plans, including the Current Plan. In addition, as of March 20, 2017, 994,077 shares have been issued upon the exercise or vesting of awards granted under the Current Plan.

Federal Income Tax Consequences of Awards Granted under the Plan

The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to participants and Synacor with respect to awards granted under the Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the Plan.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (“ISO”), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option not described in Section 422 of the Code (“NSO”). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

RSUs. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.

Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of the fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

Reasons for Seeking Stockholder Approval

Approval of the material terms of the performance-based goals under the Restated Plan (as set forth in Appendix A) will preserve our ability to deduct (for federal income tax purposes) certain compensation paid under the Restated Plan under Section 162(m). By ensuring that our incentive compensation is deductible for tax purposes, we can help minimize our corporate income taxes and control our costs.

The affirmative vote of the majority of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter is required for the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OFTHE AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS

The names of our executive officers who are not also directors and certain information about each of them as of March 20, 2017 are set forth below:

William J. Stuart , age 65, has served as our Chief Financial Officer since August 2011. From 2006 to 2011, Mr. Stuart served as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary for Soapstone Networks, Inc. (formerly known as Avici Systems, Inc.), a publicly-held company. He also served as Soapstone’s President and on Soapstone’s board of directors from 2009 to 2011. From 2001 to 2006, Mr. Stuart was a partner at Still River Fund, a Boston-based venture capital firm. He has previously served as chief financial officer of the publicly-held Telco Systems (acquired by World Access, Inc.) as well as three privately-held technology companies. Mr. Stuart has a B.A. from Boston College and an M.B.A. from Northeastern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 20, 2017 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 20, 2017 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 31,817,800 shares of common stock outstanding on March 20, 2017 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers
Himesh Bhise (1)	2,271,438	6.7%
Marwan Fawaz (2)	170,000	0.5%
Gary L. Ginsberg (3)	150,000	0.5%
Andrew Kau (4)	4,005,138	12.5%
Jordan Levy (5)	246,572	0.8%
Michael J. Montgomery (6)	230,000	0.7%
Scott Murphy (7)	148,700	0.5%
William J. Stuart (8)	518,800	1.6%

All current directors and executive officers as a group (8 persons) (9)	7,740,648	21.9%
Other 5% Stockholders
Entities associated with Walden International (10)	3,884,965	12.2%
Entities associated with Advantage Capital (11)	2,180,971	6.9%
TZ Holdings, Inc. (12)	3,600,000	11.1%

Notes:

(1)	Represents 16,000 shares held or beneficially owned by Mr. Bhise and 2,255,438 shares issuable upon exercise of stock options issued to Mr. Bhise and exercisable within 60 days of March 20, 2017, 951,133 of which shares remained subject to vesting as of March 20, 2017.
(2)	Represents 25,000 shares held or beneficially owned by Mr. Fawaz and 145,000 shares issuable upon exercise of stock options issued to Mr. Fawaz and exercisable within 60 days of March 20, 2017, 44,688 of which shares remained subject to vesting as of March 20, 2017.
(3)	Represents 20,000 shares held or beneficially owned by Mr. Ginsberg and 130,000 shares issuable upon exercise of stock options issued to Mr. Ginsberg and exercisable within 60 days of March 20, 2017, 33,438 of which shares remained subject to vesting as of March 20, 2017.
(4)	Includes 130,000 shares issuable upon exercise of stock options issued to Mr. Kau and exercisable within 60 days of March 20, 2017, 36,876 of which shares remained subject to vesting as of March 20, 2017. See footnote (10) regarding Mr. Kau’s relationship with Walden International. The address for Mr. Kau is c/o Walden International, 333 Bush Street, 28th Floor, San Francisco, California 94104.
(5)	Represents 69,072 shares held or beneficially owned by Mr. Levy and 177,500 shares issuable upon exercise of stock options issued to Mr. Levy and exercisable within 60 days of March 20, 2017, 36,876 of which shares remained subject to vesting as of March 20, 2017.
(6)	Represents 85,000 shares held or beneficially owned by Mr. Montgomery and 145,000 shares issuable upon exercise of stock options issued to Mr. Montgomery and exercisable within 60 days of March 20, 2017, 44,688 of which shares remained subject to vesting as of March 20, 2017.
(7)	Represents 68,700 shares held or beneficially owned by Mr. Murphy and 80,000 shares issuable upon exercise of stock options issued to Mr. Murphy and exercisable within 60 days of March 20, 2017, 43,959 of which shares remained subject to vesting as of March 20, 2017. The address for Mr. Murphy is c/o Advantage Capital Partners, 909 Poydras Street, Suite 2230, New Orleans, LA 70112.

(8)	Represents 30,000 shares held or beneficially owned by Mr. Stuart and 488,800 shares issuable upon exercise of stock options issued to Mr. Stuart and exercisable within 60 days of March 20, 2017, 78,863 of which shares remained subject to vesting as of March 20, 2017.
(9)	Includes 3,551,738 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2017, 1,270,521 of which shares remained subject to vesting as of March 20, 2017.
(10)	Represents 70,846 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (“Pacven IV Associates Fund”), 3,804,292 shares held by Pacven Walden Ventures IV, L.P. (“Pacven IV”) and 9,827 shares held by Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Lip-Bu Tan is a trustee. The general partner of Pacven IV Associates Fund and Pacven IV is Pacven Walden Management II, L.P. (“Pacven Management II”). The general partner of Pacven Management II is Pacven Walden Management Co., Ltd. (“Pacven Walden Management”). Lip-Bu Tan is the sole director of Pacven Walden Management and he shares voting and investment power with respect to the shares held by Pacven IV and Pacven IV Associates Fund with the other members of the investment committee of Pacven Walden Management. Lip-Bu Tan and Andrew Kau (who is also a member of our Board of Directors) are the members of the investment committee of Pacven Walden Management. The address for entities associated with Walden International is 333 Bush Street, 28th Floor, San Francisco, CA 94104.
(11)	Represents 1,759,841 shares held by Advantage Capital New York Partners I, L.P. (“Advantage I”) and 421,130 shares held by Advantage Capital New York Partners II, L.P. (“Advantage II”). The sole general partner of Advantage I is Advantage Capital New York GP-I, LLC (“Advantage GP I”), and the sole general partner of Advantage II is Advantage Capital New York GP-II, LLC (“Advantage GP II”). Advantage GP I and Advantage GP II, in their respective capacities as general partner of Advantage I and Advantage II, exercise investment discretion and control of the shares beneficially owned by Advantage I and Advantage II. Steven T. Stull holds all of the voting interests of Advantage GP I and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage I. Steven T. Stull and Maurice E. Doyle hold all of the ownership interests, including voting interests, of Advantage GP II and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage II. The address for entities associated with Advantage Capital Partners is 909 Poydras Street, Suite 2230, New Orleans, LA 70112.
(12)	Includes 600,000 shares issuable upon exercise of warrants exercisable within 60 days of March 20, 2017. The shares, including the shares issuable upon exercise of the warrants, held by TZ Holdings are subject to a voting agreement pursuant to which all shares shall be voted in the manner recommended by a majority of our Board of Directors. The address for TZ Holdings is c/o Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, TX 75204.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act applicable to our directors and executive officers were complied with by such persons during the last fiscal year, except that:

•	Messrs. Bhise and Stuart each filed late a Form 4 with respect to an option granted to him on February 12, 2016; and

•	Messrs. Fawaz, Ginsberg, Kau, Levy, Montgomery and Murphy each filed late a Form 4 with respect to an option granted to him on May 20, 2016.

In making this disclosure, we have relied on written representations by or on behalf of our directors and executive officers and copies of reports filed.

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

We are an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Summary of Named Executive Officer Compensation set forth below with the Company’s management. Based on its review and discussions, the committee recommended to the Board of Directors that the Summary of Named Executive Officer Compensation be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Gary L. Ginsberg
Andrew Kau
Jordan Levy

Summary Compensation Table

The following table provides information concerning the compensation paid to our “principal executive officer” and our next most highly compensated executive officers during our 2016 and 2015 fiscal years. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)		Total ($)
Himesh Bhise	2016	415,125	60,000	(2)	5,006	(3)	415,125	—		895,256
President & Chief	2015	404,167	—		12,332	(3)	405,000	—		821,499
Executive Officer
William J. Stuart	2016	327,283	25,000	(2)	3,917	(3)	163,641	—		519,841
Chief Financial Officer	2015	317,750	—		162,152	(3)	159,650	—		639,552
George G. Chamoun (4)	2016	229,819	—		—		—	81,113	(5)	310,932
Former President, Service Provider	2015	322,875	—		9,646	(3)	227,115	—		559,636
Sales and Marketing

Notes:

(1)	Represents amounts paid pursuant to our annual cash incentive program in the fiscal year following the year in which services were provided.
(2)	Represents a one-time bonus paid in recognition of individual contributions to significant Company initiatives.
(3)	Represents the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to the Financial Statements included in our Annual Report on Form 10-K filed on March 22, 2017 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(4)	Mr. Chamoun’s employment with Synacor ended on September 15, 2016.
(5)	Represents severance payments paid to Mr. Chamoun in connection with his resignation.

Narrative Disclosure to Summary Compensation Table

Our executive compensation program consists of four components:

•	Base salary,

•	Annual cash incentive bonuses,

•	Equity compensation in the form of stock options, and

•	Certain employment termination- and change of control-related benefits.

Base Salaries. Our Board of Directors has established base salaries for our chief executive officer and other named executive officers based upon historical company compensation practices, the officer’s position, the scope of the officer’s responsibilities within the position, and general survey information about the market compensation for that position. Base salaries are reviewed annually and adjusted as and when our Board determines appropriate. Salary adjustments have been, and we expect will continue to be, determined by our Board or the Compensation Committee in its discretion, based on competitive conditions, individual performance, our overall financial and business performance, changes in job duties and responsibilities, and our overall budget for base salary increases. In March 2016, we increased Mr. Bhise’s salary from $405,000 to $417,150 and Mr. Stuart’s salary from $319,300 to $328,879, in each case on a merit basis.

Annual Incentive Compensation. Our annual cash incentive bonus program for executive officers is designed to drive toward achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives. Each year, the Compensation Committee of our Board establishes certain financial and corporate performance objectives which it later evaluates in light of full-year performance in determining the amount of bonus payments for our executive officers. Each named executive officer has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year. For fiscal year 2016, the bonus targets for our named executive officers were as follows: Mr. Bhise, 100%, Mr. Stuart, 50% and Mr. Chamoun, 70%. The bonus program provides an opportunity for greater-than-target payout upon overachievement, as determined by the Compensation Committee in its discretion, up to a maximum of two times the officer’s target bonus amount.

Under our bonus program, 75% of the target bonus for executive officers is based on revenue and adjusted EBITDA goals (with each having equal weight), and 25% is based on certain non-financial corporate objectives. Our Board has not established a specific weighting with respect to these non-financial corporate objectives; rather, it reviews achievement of all such objectives and exercises its judgment to assign an aggregate achievement percentage with respect to this portion of our annual cash incentive bonus. In 2016, based on achievement relative to revenue, our financial performance and each named officer’s individual performance, our named executive officers received bonuses as set forth on the “Summary Compensation Table” above.

Long-Term Incentive Compensation. Our equity incentive plans were established to provide our employees, including our executive officers, with incentives to support our long-term success and growth. Our long-term equity incentive compensation has historically been awarded in the form of options to acquire shares of our common stock, because we believe that stock options offer our employees the opportunity to earn a more significant portion of equity than would other equity award instruments and, therefore, provide the greatest incentive for our management to drive toward increasing the value of our business. From time to time the Compensation Committee also considers other forms of equity awards, such as restricted stock or restricted stock units. However, in 2016 we granted only stock options to our named executive officers.

An executive officer typically receives a significant stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire. The vesting commencement date applicable to options granted to new hires is typically the first day of the month following the month in which the executive commences employment. Thereafter, our executives are eligible for option grants under our annual refresh program. Under our annual refresh program, 50% of the shares added annually to our 2012 Stock Plan are earmarked for awards to existing employees, and issued as options awards to employees in good standing on a pro-rata basis based on their base salaries. For options granted to current employees, the vesting commencement date is typically the first day of the month following the month in which the grant is made. We do not have any policy or practice with regard to granting options or equity awards in relation to the release of corporate information.

On February 12, 2016, in accordance with our annual refresh grant program, we granted an option to purchase 6,900 shares of our common stock to Mr. Bhise and an option to purchase 5,400 shares of our common stock to Mr. Stuart. The options were immediately exercisable when they were granted, but shares under the options are subject to repurchase by us until they are vested. The option shares vest over 4 years of service from March 1, 2016 (the first day of the month following the month in which the grant was made), with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The options may vest on an accelerated basis in connection with a change in control of Synacor and, in Mr. Bhise’s case, certain terminations of employment with us, as further described below. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning each unexercised option held by our named executive officers as of December 31, 2016.

Except as indicated in the footnotes below, options granted to our named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control” below.

	Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date
Himesh Bhise	6/10/09	6/10/09	5,000	(3)	—		2.52	6/09/19
Himesh Bhise	8/04/14	8/04/14	1,167,447	(1)	833,891	(1)	2.38	8/03/24
Himesh Bhise	2/12/15	3/01/15	4,418	(1)	5,682	(1)	2.13	2/11/25
Himesh Bhise	2/12/16	3/01/16	—		6,900	(1)	1.62	2/11/26
William J. Stuart	8/16/11	9/01/11	150,600	(2)	—		3.32	8/15/21
William J. Stuart	8/16/11	9/01/11	99,400	(1)	—		3.32	8/15/21
William J. Stuart	9/27/12	10/01/12	50,000	(1)	—		7.61	9/26/22
William J. Stuart	5/16/13	6/01/13	39,375	(1)	5,625	(1)	3.68	5/15/23
William J. Stuart	2/12/15	3/01/15	54,687	(1)	70,313	(1)	2.13	2/11/25
William J. Stuart	2/12/15	3/01/15	3,412	(1)	4,388	(1)	2.13	2/11/25
William J. Stuart	2/12/16	3/01/16	—		5,400	(1)	1.62	2/11/26

Notes:

(1)	The option was immediately exercisable for all shares. The shares underlying the option vest over 4 years of service after the Vesting Commencement Date, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	30,120 of the option shares were immediately exercisable, with an additional 30,120 of the option shares becoming exercisable at any time after each of December 31, 2011, 2012, 2013 and 2014. The shares underlying the option vest over 4 years of service after the Vesting Commencement Date, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(3)	The option became exercisable based upon the satisfaction of certain performance criteria prior to June 10, 2010. 100% of the shares subject to the option vested upon the first anniversary of the vesting commencement date.

Employment Agreements and Potential Payments upon Termination or Change of Control

We have entered into letter agreements with each of our named executive officers that provide severance benefits in certain circumstances, including in connection with a change of control. Our Board of Directors believes that it is appropriate to provide such benefits to our named executive officers in order to keep them focused on achieving corporate objectives in the context of at-will employment and the possibility of significant corporate events that could disrupt our employment relationships with our executive officers.

A summary of the material terms of the employment agreements and offer letters with our named executive officers, as well as other arrangements providing benefits in connection with such officers’ termination of employment or in connection with our change of control, is below.

Himesh Bhise

We entered into a letter agreement with Mr. Bhise in July 2014. The agreement provides Mr. Bhise with severance protection in certain circumstances. If we terminate Mr. Bhise’s employment without cause or if he terminates his employment for good reason and Mr. Bhise signs a release of claims against us, then he will be entitled to the following severance: (i) continued payment of his then-annual base salary for twelve months, (ii) payment of any earned but unpaid bonus for the year preceding the year in which his employment is terminated and (iii) payment of the monthly premium for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for Mr. Bhise and his dependents for twelve months. In addition, if such termination of employment occurs within 12 months following a change of control, then we will also pay Mr. Bhise an amount equal to his annual target bonus for the year in which the termination occurs.

“Good reason” under Mr. Bhise’s employment agreement means one of the following occurs without Mr. Bhise’s consent: a material diminution of his authority, duties, responsibilities or title, a reduction in his then current salary or bonus target, our material breach of his employment agreement, the requirement that Mr. Bhise relocate his family or primary residence or our non-renewal of Mr. Bhise’s employment agreement. Mr. Bhise’s authority, duties, responsibilities and title are defined to include serving on our Board of Directors and reporting directly to our Board.

“Change of control” under Mr. Bhise’s employment agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities.

Options granted to Mr. Bhise in 2014, 2015 and 2016 will vest in full if we undergo a change of control before his service with us terminates and, within twelve months after such change of control we (or the surviving corporation) terminate Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment for good reason. In addition, if we terminate Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment for good reason, in each case prior to a change of control, then the vested portion of Mr. Bhise’s option will be determined by adding 12 months to his actual service. Good reason and change of control in Mr. Bhise’s stock option are defined as they are in his employment agreement.

William J. Stuart

We entered into a letter agreement with Mr. Stuart in August 2011. In addition, we entered into a change of control severance agreement with Mr. Stuart that became effective as of the effective date of our initial public offering (described below under “ Change of Control Severance Benefits”). Pursuant to our letter agreement with Mr. Stuart, as amended, if we terminate his employment for any reason other than cause or permanent disability, we will continue to pay Mr. Stuart his base salary and will pay Mr. Stuart an amount equal to the COBRA premium for himself and his eligible dependents for a period of up to 12 months following such termination. Cause under Mr. Stuart’s letter agreement is defined as his unauthorized use or disclosure of our confidential information or trade secrets; material breach of any agreement with us; material failure to comply with our written policies or rules; conviction of or plea of guilty or no contest to a felony; gross negligence or willful misconduct; continuing failure to perform assigned duties; or failure to cooperate in good faith with a governmental or internal investigation of us, our directors, officers or employees, if we have requested his cooperation.

All options granted to Mr. Stuart have accelerated vesting if Mr. Stuart is subject to an involuntary termination in connection with or within 12 months following our change of control, as described below under “Change of Control Severance Agreements”.

George G. Chamoun

On May 11, 2016, we announced that Mr. Chamoun’s service as our President, Service Provider Sales and Marketing had ended, and that Mr. Chamoun would continue to serve as a special sales and marketing adviser to assist with transition matters. Mr. Chamoun’s employment with us ended on September 15, 2016 (the “Termination Date”). Pursuant to the terms of Mr. Chamoun’s employment agreement dated December 22, 2000, as amended, and in exchange for his release of any claims he may have against us, we paid Mr. Chamoun his base salary for a period of six months following the Termination Date.

In consideration for the benefits set forth in his separation agreement, all outstanding options granted to Mr. Chamoun ceased to vest on July 15, 2016. Each option was exercisable for vested shares at any time until the date 30 days after the Termination Date (for options granted prior to 2012) or until the date three months after the Termination Date (for options granted in 2012 or later).

Change of Control Severance Agreements

In connection with our initial public offering in 2012, our Board of Directors approved a change of control severance agreement with Mr. Stuart, who was then a named executive officer. Under this agreement, if Mr. Stuart is subject to an involuntary termination in connection with or within 12 months following our change of control, he will receive severance equal to 12 months of his then-current base salary plus his then-annual target bonus amount, payable over a 12-month period. In addition, we will pay Mr. Stuart an amount equal to his COBRA premium for up to 12 months, and he will be eligible for 12 months’ additional vesting with respect to any of our equity granted to him. All such benefits are contingent on Mr. Stuart signing a general release of all claims against us. Because Mr. Stuart has an existing agreement that provides for severance and other benefits, he will receive benefits under whichever agreement provides the greater benefit with respect to each type of benefit (but not both). Change of control under the change of control agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities. Involuntary termination means the following: our termination of Mr. Stuart’s service without cause or his voluntary resignation during a specific period of time following a material reduction in his job responsibilities; relocation of more than 50 miles; or a reduction in his then-current base salary by at least 10%, other than pursuant to a generally applicable salary reduction. Cause means Mr. Stuart’s willful failure substantially to perform his duties and responsibilities or deliberate violation of a company policy; his commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; his unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; or his willful breach of any of his obligations under any written agreement or covenant with us.

Change-of-Control Benefits under our Stock Plans

In addition to the benefits described above, unless a stock option agreement provides otherwise, options granted under our 2006 Stock Plan and 2012 Equity Incentive Plan that are not continued, assumed or substituted by the surviving entity will be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to such options and the exercise price per share applicable to such award. Such payments may be made in installments and paid pursuant to a vesting schedule at least as favorable as that which would otherwise have applied had such options remained outstanding pursuant to their terms.

Perquisites and Other Benefits

We generally do not provide perquisites or similar benefits to our named executive officers. However, in connection with the negotiation of Mr. Bhise’s overall compensation package in connection with his hiring, we agreed to pay a stipend of $2,000 per month to Mr. Bhise for living expenses in Buffalo, New York and to reimburse Mr. Bhise for reasonable travel expenses to our headquarters.

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the 401(k) plan. Beginning January 1, 2017, we began offering a matching contribution of 25% of an employee’s contribution up to a maximum of 4% of such employee’s annual salary. The match applies to all Synacor employees, including our executive officers.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2016 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	7,074,725	(2)	$2.53	1,188,910	(3)
Equity compensation plans not approved by security holders	2,001,338		$2.38	—
Total	9,076,063		$2.57	1,188,910

Notes:

(1)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)	Represents 1,633,762 shares subject to options outstanding under the 2006 Stock Plan, 4,783,933 shares subject to awards outstanding under the 2012 Equity Incentive Plan, and 657,030 shares subject to options outstanding under the Special Purpose Recruitment Plan.
(3)	Shares available for issuance under the 2012 Equity Incentive Plan. No shares are available for issuance under the 2006 Stock Plan or the Special Purpose Recruitment Plan.

TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2015 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

In connection with our initial public offering and thereafter, we entered into an indemnification agreement with each of our directors and executive officers. The agreement provides that we will indemnify him or her against any and all expenses that he or she incurs because of his or her status as one of our directors or executive officers to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our Bylaws, except in a proceeding initiated by that person without the approval of our Board of Directors. In addition, the agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by him or her in connection with a legal proceeding.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted certain written policies and procedures with respect to related person transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by the Audit Committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related person transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. The Compensation Committee is also required to approve any transaction that involves compensation to our directors and executive officers.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Synacor, Inc. stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker and direct your written request to Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, Attn: Corporate Secretary, or call (716) 853-1362. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Corporate Secretary

April 7, 2017

APPENDIX A

SYNACOR, INC.

AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

AS ADOPTED JANUARY 16, 2012

AND

AMENDED AND RESTATED ON                 , 2017

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ii

SYNACOR, INC.

AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards.

ARTICLE 2.    ADMINISTRATION.

2.1    General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2    Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

2.3    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.4    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.5    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.6    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 6,716,467 Common Shares (such number reflects the stock split effected immediately prior to the IPO Date), plus (b) the number of Common Shares reserved under the Company’s Predecessor Plans that are not issued or subject to awards outstanding under the Predecessor Plans on the IPO Date, (c) any Common Shares subject to outstanding options under the Company’s Predecessor Plans on the IPO Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company, and (d) the additional Common Shares described in Section 3.2; provided however, that no more than 7,274,277 Common Shares (such number reflects the stock split effected immediately prior to the IPO Date), in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2    Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, beginning on January 1, 2018 and ending on (and including) January 1, 2027, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) 4% of the total number of Common Shares outstanding on December 31 of the prior year and (b) a number of Common Shares determined by the Board.

3.3    Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued to the Participant in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for

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issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4    Stock Awards Not Reducing Share Reserve. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Stock Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5    Code Section 162(m) and 422 Limits. Subject to adjustment pursuant to Article 9:

a)	The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000 (such number reflects the stock split effected immediately prior to the IPO Date);

b)	The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000 (such number reflects the stock split effected immediately prior to the IPO Date);

c)	No Participant shall be paid more than $5,000,000 in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan; and

d)	No more than 8,143,277 Common Shares (such number reflects the stock split effected immediately prior to the IPO Date) plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4.    ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2    Other Awards. Awards other than ISOs may only be granted to Service Providers.

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ARTICLE 5.    OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign laws, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6    Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award; provided, however, that except in connection with a Change in Control or a transaction described in Section 9.1, the Administrator may not, without obtaining stockholder approval: (a) amend the terms of outstanding options to reduce the exercise price of such options, (b) cancel outstanding options in exchange for options with an exercise price that is less than the exercise price of the original options or (c) cancel outstanding options with an exercise price above the current Fair Market Value of a Common Share in exchange for cash or other securities. The foregoing

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notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7    Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

a)	Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

b)	By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

c)	Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;

d)	By delivering a full-recourse promissory note, on such terms approved by the Administrator; or

e)	Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.    STOCK APPRECIATION RIGHTS.

6.1    SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the

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date of grant. The preceding sentence shall not apply to an SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. An SAR Agreement may provide for accelerated vesting and exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5    Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6    Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7    Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award; provided, however, that except in connection with a Change in Control or a transaction described in Section 9.1, the Administrator may not, without obtaining stockholder approval: (a) amend the terms of outstanding SARs to reduce the exercise price of such SARs, (b) cancel outstanding SARs in exchange for SARs with an exercise price that is less than the exercise price of the original SARs or (c) cancel outstanding SARs with an exercise price above the current Fair Market Value of a Common Share in exchange for cash or other securities. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

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ARTICLE 7.    RESTRICTED SHARES.

7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions, as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.    STOCK UNITS.

8.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A

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Stock Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

8.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted, at the discretion of the Administrator, into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, at the discretion of the Administrator. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6    Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding Stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

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ARTICLE 9.    ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; AND CORPORATE TRANSACTIONS.

9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:

a)	The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1, 3.2 and 3.5;

b)	The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; and

c)	The Exercise Price applicable to each outstanding Option and SAR and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation or Change in Control (other than one described in Section 14.7(c)), all Common Shares acquired under the Plan and all Stock Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Stock Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include one or more of the following with respect to each outstanding Stock Award:

a)	The continuation of such outstanding Stock Award by the Company (if the Company is the surviving entity);

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b)	The assumption of such outstanding Stock Award by the surviving entity or its parent, provided that the assumption of an Option or SAR shall comply with applicable tax requirements;

c)	The substitution by the surviving entity or its parent of an equivalent award for outstanding Awards (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or SAR shall comply with applicable tax requirements;

d)	The cancellation of outstanding Options or SARs and a payment to the Optionee with respect to each Common Share subject to an Option or SAR (whether or not such Option or SAR is then exercisable or vested) equal to the excess of (i) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (ii) the per-share Exercise Price of the Option or SAR (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option or SAR as exempt from Code Section 409A. If the Spread applicable to an Option or SAR is zero or a negative number, then the Option or SAR may be cancelled without making a payment to the Optionee; and

e)	The cancellation of outstanding Stock Units and a payment to the holder of a Stock Unit with respect to each Common Share subject to such Stock Unit (whether or not such Stock Unit is then vested) equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the holder’s continuing Service, provided that the vesting schedule shall not be less favorable to the holder than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation 1.409A-3(j)(4).

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Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.    OTHER AWARDS.

10.1    Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.

10.2    Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.    LIMITATION ON RIGHTS.

11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2    Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by

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the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.    TAXES.

12.1    General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless and until such obligations are satisfied.

12.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or others rules.

12.3    Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for

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calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.

12.4    Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section  409A(a)(1).

12.5    Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.    FUTURE OF THE PLAN.

13.1    Term of the Plan. The Plan, as set forth herein, shall become effective when approved by the Company’s stockholders. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2 or (b) the 10th anniversary of the date when the Plan became effective.

13.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan in a manner materially adverse to the holder of such Award without such holder’s consent.

13.3    Stockholder Approval . An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

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ARTICLE 14.    DEFINITIONS.

14.1    “Administrator” means the Board or any Committees as will be administering the Plan in accordance with Article 2.

14.2    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3    “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.

14.4    “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5    “Board” means the Company’s Board of Directors, as constituted from time to time.

14.6    “Cause” means (i) an unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) a material breach by the Participant of any agreement between the Participant and the Company, (iii) a material failure by the Participant to comply with the Company’s written policies or rules, (iv) the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) the Participant’s gross negligence or willful misconduct, or (vi) a continued failure by the Participant to perform reasonably assigned duties within 30 days after receiving written notification of such failure; provided that, if a Participant is party to an employment agreement with the Company that defines Cause, Cause shall have the meaning set forth in such agreement.

14.7    “Change in Control” means:

a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

b)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

c)	A change in the composition of the Board, as a result of which, fewer than 50% of the incumbent directors are directors who either:

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(i)    Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

d)	Any transaction as a result of which any “person” (as used in Sections 13(d) and 14(d) of the Exchange Act) other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.8    “Code” means the Internal Revenue Code of 1986, as amended.

14.9    “Committee” means a Committee of one or more members of the Board or of other individuals satisfying applicable laws appointed by the Board to administer the Plan.

14.10    “Common Share” means one share of the common stock of the Company.

14.11    “Company” means Synacor, Inc., a Delaware corporation.

14.12    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

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14.13    “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.15    “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.16    “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.17    “IPO Date” means February 9, 2012.

14.18    “ISO” means an incentive stock option within the meaning of Code Section 422(b).

14.19    “NSO” means a stock option not described in Code Section 422 or 423.

14.20    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.21    “Optionee” means an individual or estate holding an Option or SAR.

14.22    “Outside Director” means a member of the Board who is not an Employee.

14.23    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.24    “Participant” means an individual or estate holding an Award.

14.25    “Performance Cash Award” means an award of cash granted under Section 10.1 of the Plan.

14.26    “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in

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Schedule 1. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings or (g) statutory adjustments to corporate tax rates, provided, however that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).

14.27    “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.28    “Plan” means this Synacor, Inc. Amended and Restated 2012 Equity Incentive Plan, as amended from time to time.

14.29    “Predecessor Plans” means the Company’s 2000 Stock Plan and 2006 Stock Plan.

14.30    “Restricted Share” means a Common Share awarded under the Plan.

14.31    “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.32    “SAR” means a stock appreciation right granted under the Plan.

14.33    “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.34    “Service” means service as an Employee, Outside Director or Consultant.

14.35    “Service Provider” means an individual who is an Employee, Outside Director or Consultant.

14.36    “Stock Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

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14.37    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.38    “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.39    “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

14.40    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.41    “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

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Schedule 1

PERFORMANCE CRITERIA

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Earnings (before or after taxes)	• Sales or revenue (using a measure that complies with Code Section 162(m))

• Earnings per share	• Expense or cost reduction

• Earnings before interest, taxes and depreciation	• Working capital

• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)

• Total stockholder return	• Market share

• Return on equity or average stockholders’ equity	• Cash flow

• Return on assets, investment or capital employed	• Operating cash flow

• Operating income	• Cash flow per share

• Gross margin	• Share price

• Operating margin	• Debt reduction

• Net operating income	• Customer satisfaction

• Net operating income after tax	• Stockholders’ equity

• Return on operating revenue	• Contract awards or backlog

• Net profits	• Profit returns and margins

•       To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator, including any other corporate, strategic and/or individual performance goals.

SYNACOR, INC. 40 LA RIVIERE DRIVE, SUITE 300 BUFFALO, NY 14202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYNC2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                          E25128-P87711                                            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNACOR, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Class III Directors	☐	☐	☐
Nominees:
01) Gary Ginsberg 02) Scott Murphy

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.

To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

						☐	☐	☐
3.

To approve the amendment and restatement of the Synacor, Inc. 2012 Equity Incentive Plan to, among other things, allow future performance-based awards to qualify under Internal Revenue Code Section 162(m).

						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E25129-P87711

SYNACOR, INC.
Annual Meeting of Stockholders
May 18, 2017 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Himesh Bhise and William J. Stuart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNACOR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 18, 2017, at www.virtualshareholdermeeting.com/SYNC2017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

V.1.2